Exhibit 1.2

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

CFC InterNotes®

AGENCY AGREEMENT

October 27, 2023

Lead Manager and Lead Agent

InspereX LLC

Agents

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

Wells Fargo Clearing Services, LLC

Ladies & Gentlemen:

National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the “Company”), confirms its agreement with each of you (individually, an “Agent” and, collectively, the “Agents”) with respect to the issue and sale by the Company of its CFC InterNotes® (such CFC InterNotes®, the “Securities”). The Securities are to be issued from time to time pursuant to an Indenture, dated as of December 15, 1987 (the “Original Indenture”), as supplemented by a First Supplemental Indenture dated as of October 1, 1990 (the “Supplemental Indenture”) (the Original Indenture, as amended and supplemented by the Supplemental Indenture and as it may be supplemented or amended from time to time, being hereinafter referred to as the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”).

Subject to the terms and conditions stated herein, the Company hereby (1) appoints the Agents as the exclusive agents of the Company for the purpose of soliciting offers to purchase Securities and each Agent hereby agrees to use its reasonable best efforts to solicit offers to purchase Securities upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with InspereX LLC (the “Purchasing Agent”) and (2) agrees that whenever the Company determines to sell Securities pursuant to this Agreement, such Securities shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section 2 hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Securities as principal for resale to other Agents or dealers (the “Selected Dealers”), each of whom will purchase as principal. This Agreement shall only apply to sales of the Securities on original issuance and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

For the purposes of this Agreement the following terms shall have the following meanings:

(a)            “Registration Statement” as of any time means the registration statement, as amended by any amendment or supplement thereto, registering the offer and sale of the Securities, in the form then filed by the Company with the Securities and Exchange Commission (the “Commission”), including any document incorporated by reference therein and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed to be a part thereof at such time that has not been superseded or modified. “Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale for the Securities of a particular tranche, which time shall be considered the “new effective date” of such registration statement, as amended, with respect to such Securities (within the meaning of Rule 430B(f)(2)). For purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B or Rule 430C shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B or Rule 430C, as the case may be.

(b)            “Statutory Prospectus” means, collectively, (i) the prospectus relating to the Securities of the Company that is included in the Registration Statement, (ii) the prospectus supplement relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) prior to the offer and acceptance of the Securities of a particular tranche, and (iii) any preliminary pricing supplement used in connection with the Securities of a particular tranche, as filed by the Company with the Commission pursuant to Rule 424(b), including, in each case, any document incorporated by reference therein.

(c)            “Prospectus” means, collectively, the Statutory Prospectus (excluding any preliminary pricing supplement) and the final pricing supplement relating to the Securities of a particular tranche filed by the Company with the Commission pursuant to Rule 424(b) that discloses the public offering price and other final terms of such Securities and otherwise satisfies Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(d)            “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities of a particular tranche in the form filed or required to be filed by the Company with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(e)            “Disclosure Package” as of the Applicable Time includes the Statutory Prospectus, the Issuer Free Writing Prospectuses, if any, used at or prior to the Applicable Time and the final term sheet relating to the Securities of a particular tranche.

(f)            “Applicable Time” means the time agreed to by the Company and the applicable Agent(s) as the time of the pricing of the Securities of a particular tranche, which, unless otherwise agreed, shall be the time immediately after the Company and the Agent agree on the pricing terms of such Securities.

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(g)            “Closing Date” means the date of this Agreement.

(h)            “Settlement Date” means the delivery date of Securities to the Purchasing Agent in respect of any principal purchase by it (whether pursuant to a Terms Agreement or otherwise).

(i)             “Representation Date” means the Closing Date, the date of each acceptance by the Company of an offer for the purchase of Securities (whether to one or more Agents as principal or through the Agents as agents), each Applicable Time, each Settlement Date, and any date on which the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of Securities or similar changes), or there is filed with the Commission any document incorporated by reference into the Registration Statement or the Prospectus or the Disclosure Package (other than any Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) relating exclusively to the issuance of debt securities under the Registration Statement other than the Securities or (ii) solely to add exhibits to documents previously filed).

SECTION 1.         Representations and Warranties. The Company represents and warrants to each Agent as of each Representation Date, as follows:

(a)            Registration Statement. The Company meets the requirements for the use of Form S-3 under the Securities Act and has filed with the Commission the Registration Statement on Form S-3 (File No. 333-275151). The Registration Statement is an automatic shelf registration statement (as defined in Rule 405 of the Securities Act) for an unlimited amount of Securities and was filed with the Commission within 3 years of the Closing Date in the form heretofore delivered to you and such Registration Statement in such form became effective upon filing with the Commission. No stop order suspending the effectiveness of such Registration Statement and no notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form has been issued and to the knowledge of the Company no proceeding for that purpose has been initiated or threatened by the Commission.

(b)            Accuracy of the Registration Statement and Prospectus. The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, when they become effective or are filed with the Commission, as the case may be, and as of each subsequent Representation Date will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder. The Registration Statement does not and will not as of its effective date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not and will not as of its filing date and as of each Representation Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities, it being understood and agreed that the only such information furnished by or on behalf of any Agent consists of the information described as such in Section 7(e) hereof

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(c)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, Prospectus and the Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, Prospectus and the Disclosure Package and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)            Disclosure Package. As of the Applicable Time, the Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Disclosure Package as amended or supplemented to relate to a particular issuance of Securities, it being understood and agreed that the only such information furnished by or on behalf of any Agent consists of the information described as such in Section 7(e) hereof.

(e)            Free Writing Prospectuses. The Company has not made, and will not make (other than the final term sheet relating to the Securities of a particular tranche), any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Agents and the Company will comply with the requirements of Rule 433 under the Securities Act with respect to any such Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities of the particular tranche (which completion the Agent(s) shall promptly communicate to the Company) or until any earlier date that the Company notified or notifies the applicable Agent(s) as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c)) with the information then contained in the Registration Statement and the Prospectus. If, prior to the completion of the public offer and sale of the Securities of the particular tranche (which completion the Agent(s) shall promptly communicate to the Company), at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the applicable Agent(s) and (ii) either (1) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission or (2) file a report with the Commission under the Exchange Act that corrects such untrue statement or omission and notify the applicable Agent(s) that such Issuer Free Writing Prospectus shall no longer be used.

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(f)            WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated reports filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) as of the Closing Date, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(g)            Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) with respect to the Securities and (ii) as of the Closing Date, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(h)            Accountants. The accountant who has certified the Company’s consolidated financial statements for the fiscal year ended May 31, 2023 and shall certify the financial statements to be filed with the Commission as parts of the Registration Statement, Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company as required by the Securities Act and rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(i)             Due Incorporation. The Company has been duly incorporated and is now, and on each Representation Date will be, a validly existing cooperative association in good standing under the laws of the District of Columbia, duly qualified and in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires it to be qualified (or the failure to be so qualified will not have a material adverse effect upon the business or condition of the Company), and the Company has the corporate power and holds all valid permits and other required authorizations from governmental authorities necessary to carry on its business as now conducted and as contemplated by the Prospectus and the Disclosure Package, except for those permits and other required authorizations for which the failure to hold would not have a material adverse effect on the condition, financial or other, or the results of operations of the Company or on the power or ability of the Company to perform its obligations under this Agreement or the Indenture.

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(j)             Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as set forth therein, there has not been any material adverse change in the financial condition or the results of operations of the Company, whether or not arising from transactions in the ordinary course of business.

(k)            Litigation. On the Closing Date, except as set forth in the Prospectus and Disclosure Package, the Company does not have any legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened, which in the opinion of counsel for the Company referred to in Section 5(f) hereof could reasonably be expected to result in a judgment or decree having a material adverse effect on the condition, financial or other, or the results of operations of the Company or on the power or ability of the Company to perform its obligations under this Agreement or the Indenture.

(l)             Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)           Legality. The Original Indenture has been duly authorized, executed and delivered by the Company. The Supplemental Indenture has been duly authorized, executed and delivered by the Company. The Indenture has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law). The Indenture conforms in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus. On the date and time of each delivery of and payment for the Securities, the Securities will be duly and validly authorized, and when issued, authenticated and paid for in accordance with the terms of this Agreement and the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms, (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture, and no further authorization, consent or approval of the members and no further authorization or approval of the Board of Directors of the Company or any committee thereof will be required for the issuance and sale of the Securities as contemplated herein. The Securities will conform in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus. The Company has authorized the issuance and sale, as of May 31, 2023, of up to U.S. $1,280,000,000 aggregate amount of Securities, of which $1,255,260,000 aggregate amount of Securities remains unissued and unsold as of the date hereof. The Company may from time to time authorize the issuance of additional Securities.

(n)            No Conflicts. Neither the issuance or sale of the Securities nor the consummation of any other of the transactions herein contemplated will result in a violation of the District of Columbia Cooperative Association Act, as amended, or the Articles of Incorporation or Bylaws of the Company or any provision of applicable law or any order, rule, or regulation of any court having jurisdiction over the Company or any of its properties or result in a breach by the Company of any terms of, or constitute a default under, any agreement or undertaking of the Company.

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(o)            No Consents. No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, any applicable Terms Agreement, the Indenture or the Securities, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(p)            Regulation. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be required to be registered as an investment company under the Investment Company Act of 1940.

(q)            Compliance with the Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and (ii) the applicable regulations of the New York Stock Exchange.

(r)            Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply with applicable securities laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the most recent management report on the effectiveness of the Company’s internal controls over financial reporting, (i) the Company has not identified any material weakness in the Company’s internal controls over financial reporting (whether or not remediated), (ii) all significant deficiencies, if any, in design or operation of the internal controls have been identified and reported to the Company’s independent auditors and the audit committee of the Company’s Board of Directors; and all such deficiencies which, individually or in the aggregate, could constitute significant deficiencies and which have not yet been rectified (X) are in the process of being rectified and (Y) have not had and will not have, individually or in the aggregate, a material adverse effect on the effectiveness of the internal controls and (iii) there has been no change in the Company’s internal controls over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal controls over financial reporting.

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SECTION 2.         Solicitations as Agent; Purchases as Principal.

(a)            Securities shall be purchased by each Agent from the Purchasing Agent (or in the case of the Purchasing Agent, from the Company) as principal. The Agents shall offer the Securities upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be (which terms, unless otherwise agreed, may be agreed upon orally, with written confirmation prepared by such Agent or Agents and sent by telecopier to the Company). For the purpose of such sales the Agents will use the Prospectus and the Disclosure Package, as then amended or supplemented, which has been most recently distributed to the Agents by the Company, and the Agents will offer and sell the Securities only as permitted or contemplated thereby and herein and will offer and sell the Securities only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. An Agent’s commitment to purchase Securities as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

(b)            The Company agrees to sell the Securities to the Purchasing Agent at a discount from the public offering price of each such Security equivalent to the applicable commission rate set forth in Exhibit A hereto; provided, however, that the Company and the Purchasing Agent may agree instead to a discount greater than or less than the percentages set forth on Exhibit A hereto. The actual aggregate discount with respect to each sale of Securities will be set forth in the related pricing supplement, in substantially the form attached as Exhibit G, that sets forth the terms or a description of particular Securities (the “Pricing Supplement”). The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned discount in such proportions as they may agree.

(c)            The Company reserves the right, in its sole discretion, to suspend solicitation by the Agents in their capacities as Agents of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of at least one business day’s prior notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Securities until such time as the Company has advised the Agents that such solicitation may be resumed.

(d)            Each sale of Securities shall be made in accordance with the terms of this Agreement, the Procedures (as defined below) and a separate agreement in substantially the form attached as Exhibit C (a “Terms Agreement”) to be entered into which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by the Purchasing Agent. The offering of Securities by the Company hereunder and the Purchasing Agent’s agreement to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Securities to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Securities to be purchased, the interest rate or interest rate basis (and whether such interest rate shall be fixed or floating) and maturity date or dates of such Securities, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Securities are proposed to be reoffered, and the Settlement Date and place of delivery of and payment for such Securities, whether the Securities provide for a Survivor’s Option (as such term is defined in the Prospectus), whether the Securities are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Securities purchased, without the consent of the Company and the Purchasing Agent, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, other than the Selected Dealers, nor may any Agent reallow any portion of the discount paid to it.

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(e)            The Purchasing Agent may, and, upon the request of an Agent with respect to any Securities being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Securities, immediately upon notice to the Company at any time at or prior to the Settlement Date relating thereto, if there shall have come to the attention of the Purchasing Agent or such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(f)            Administrative procedures respecting the sale of Securities (the “Procedures”) shall be agreed upon from time to time by the appropriate representatives of each Agent and the Company. The Procedures initially shall include those procedures set forth in Exhibit B hereto. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

(g)            The documents required to be delivered by Section 5 hereof shall be delivered at the office of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, NY 10166, not later than 10:00 A.M., New York City time, on the Closing Date.

SECTION 3.         Covenants of the Company. The Company covenants and agrees:

(a)            to furnish promptly to each Agent and to its counsel, without charge, copies of the following documents:

(i)          the Indenture;

(ii)         a signed copy of the Registration Statement as filed with the Commission and each amendment or supplement thereto (other than pricing supplements which need only be furnished to the Agents for the Securities covered thereby);

(iii)        the Prospectus filed with the Commission, including all supplements thereto (other than pricing supplements which need only be furnished to the Agents for the Securities covered thereby);

(iv)        the Disclosure Package filed with the Commission including all supplements thereto (other than pricing supplements which need only be furnished to the Agents for the Securities covered thereby); and

(v)         upon request of such Agent, all documents incorporated by reference in the foregoing documents and all consents and exhibits filed therewith.

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(b)            to deliver promptly to the Agents such number of the following documents as they may request:

(i)           conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement);

(ii)          the Prospectus (as amended or supplemented);

(iii)         the Disclosure Package; and

(iv)         any documents incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package;

and the Company authorizes each Agent to use such documents during the period referred to in (c) below (subject to the limitations set forth therein) in connection with the sale of the Securities in accordance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

(c)            if, during any period in which, in the opinion of counsel for the Agents (provided, if the Agents are no longer soliciting (or have been instructed to stop soliciting) purchases of Securities, such opinion is known to the Company), a prospectus relating to the Securities is required to be delivered under the Securities Act, any event known to the Company occurs as a result of which the Registration Statement, the Prospectus or the Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement, the Prospectus or the Disclosure Package to comply with the Securities Act or the rules and regulations thereunder, to notify the Agents promptly to suspend solicitation of purchases of the Securities (and the Agents will do so); and if the Company shall decide to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package for purposes of offering the Securities, to promptly advise the Agents by telephone (with confirmation in writing) and, except as otherwise provided in any relevant Terms Agreement, to promptly prepare and file with the Commission an amendment or supplement, whether by filing such documents pursuant to the Securities Act or the Exchange Act, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or the Disclosure Package comply with such requirements and to prepare and furnish to the Agents at its own expense such amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package as will correct the Registration Statement, the Prospectus or the Disclosure Package; provided, however, that the Company shall in any event promptly prepare, file and furnish an Agent with such an amendment or supplement if such Agent shall then hold any Securities acquired from the Company as principal (other than such Securities as such Agent shall have held for a period of six months or more).

(d)            to timely file with the Commission during the period referred to in the proviso to paragraph (c) above and during any time the Agents are permitted to solicit offers as Agents as provided hereunder (i) any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package that may, in the judgment of the Company, be required by the Securities Act or requested by the Commission and (ii) all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

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(e)            prior to filing with the Commission, during the period referred to in the proviso to paragraph (c) above and during any time the Agents are permitted to solicit offers as Agents as provided hereunder, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to the Prospectus or the Disclosure Package or (iii) upon request of any Agent, any document incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the Agents and counsel for the Agents.

(f)            to advise the Agents immediately (i) when any post-effective amendment to the Registration Statement becomes effective and when any further amendment of or supplement to the Prospectus or the Disclosure Package shall be filed with the Commission, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package or to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or the Disclosure Package or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of the Prospectus or the Disclosure Package or any document incorporated therein by reference, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement, the Prospectus or the Disclosure Package as amended or supplemented or which requires the making of a change in the Registration Statement, the Prospectus or the Disclosure Package as amended or supplemented in order to make any material statement therein not misleading.

(g)            if, during the period referred to in the proviso to paragraph (c) above and during any time the Agents are permitted to solicit offers as Agents as provided hereunder, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

(h)            as soon as practicable, but not later than 18 months, after the date of each acceptance by the Company of an offer to purchase Securities hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the rules and regulations under the Securities Act).

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(i)            so long as any of the Securities are outstanding, to make available to the Agents, not later than the time the Company makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Company to any securities exchange on which the Securities are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation thereunder.

(j)            on or prior to the date on which the Company shall release to the general public interim financial information, if any, with respect to each of the first three quarters of any fiscal year, to make available such information to each Agent and, except as otherwise provided in any relevant Terms Agreement, to cause the Registration Statement, the Prospectus and the Disclosure Package to be amended or supplemented to set forth or incorporate by reference such information, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the Securities Act or the rules and regulations thereunder; provided, however, that if on the date of such release the Agents shall not be engaged or shall have been instructed not to engage in solicitation of purchases of the Securities as Agents of the Company, and shall not then hold any Securities acquired from the Company as principal (other than such Securities as shall have been held for a period of six months or more), the Company shall not be obligated so to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package until such time as solicitation of purchases of the Securities shall with the Company’s consent be resumed or the Company shall subsequently enter into a new Terms Agreement with one of you; provided further, however, that any information filed with the Commission and available on the EDGAR database (or any similar Commission database) shall be deemed to have been made available to each Agent for purposes hereof.

(k)            on or prior to the date on which the Company shall release to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, to make available such information to each Agent and to cause the Registration Statement, the Prospectus and the Disclosure Package to be amended or supplemented, initially to set forth capsule financial information with respect to the results of operations of the Company for such year and corresponding information for the prior year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the Securities Act or the rules and regulations thereunder, and, on or before the date that the Company’s Annual Report on Form 10-K is filed with the Commission, to cause the Registration Statement, the Prospectus and the Disclosure Package to be amended to set forth or incorporate such audited financial statements and the report or reports of independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the Securities Act or the rules and regulations thereunder; provided, however, that if on the date of such release the Agents shall not be engaged or shall have been instructed not to engage in solicitation of purchases of the Securities as Agents of the Company, and shall not then hold any Securities acquired from the Company as principal (other than such Securities as shall have been held for a period of six months or more), the Company shall not be obligated so to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package until such time as solicitation of purchases of the Securities shall with the Company’s consent be resumed or the Company shall subsequently enter into a new Terms Agreement with one of you.

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(l)            to endeavor, in cooperation with the Agents, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as any Agent may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Securities; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided; provided that the Company shall not be required to register or qualify as a foreign corporation nor, except as to matters relating to the offer and sale of the Securities, take any action which would subject it to service of process generally in any jurisdiction.

(m)            to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rule 456(b) and 457(r) of the Securities Act.

(n)            to (i) prepare, with respect to any Securities to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Securities and to file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day after the date on which such Pricing Supplement is first used and (ii) file any “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission pursuant to and in accordance with the requirements of Rule 433.

(o)            to file each Statutory Prospectus pursuant to and in accordance with Rule 424(b) within the prescribed time period.

(p)            if the third anniversary of the initial effective date of the Registration Statement would occur during an offering of Securities before all of the Securities then being offered have been sold by such Agent, then prior to such third anniversary, to file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption. References in this Agreement to the “Registration Statement” shall include any such new registration statement after it has become effective.

SECTION 4.         Payment of Expenses. The Company will pay (i) the costs incident to the authorization, issuance and delivery of the Securities and any taxes (other than transfer taxes) payable in that connection, (ii) the costs incident to the preparation, printing and filing of the Registration Statement (including all amendments and exhibits thereto and documents incorporated by reference therein), (iii) the costs of preparing, printing and filing of the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendment or supplement to the foregoing and the cost of mailing and distributing the same, (iv) the fees and disbursements of the Trustee and its counsel, (v) the filing fees to the Commission relating to the Securities, (vi) the costs and fees in connection with the listing of the Securities on any securities exchange, (vii) the cost of any filings with the Financial Industry Regulatory Authority, Inc., (viii) the fees and disbursements of counsel to the Company, (ix) the fees paid to rating agencies in connection with the rating of the Securities, (x) the fees and expenses in connection with the qualifying of the Securities as provided in Section 3(1) hereof and the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Agents may designate (including fees and disbursements of counsel for the Agents in connection therewith), (xi) the cost of the “tombstone” advertisement and such other advertising expenses agreed to by the Company and Agents in connection with the solicitation of offers to purchase Securities, and (xii) all other costs and expenses incident to the performance of the Company’s obligations under this Agreement (including any Terms Agreement). In addition, subject to the provisions of Section 7 hereof, the Company agrees to reimburse the Agents for the reasonable fees and disbursements of their legal counsel (except that the Company shall not be liable for the fees and disbursements of more than one separate firm of attorneys).

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Except as specifically provided in this Section and herein, the Agents agree to pay all their costs and expenses.

SECTION 5.         Conditions of Obligations. The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Securities, as well as the obligation of each Agent to purchase Securities pursuant to any Terms Agreement or otherwise, is subject to the accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof to the extent then relevant, to the performance by the Company in all material respects of its obligations hereunder, and to each of the following additional terms and conditions:

(a)            No stop order suspending the effectiveness of the Registration Statement, or any part thereof, nor any order directed to any document incorporated by reference in the Prospectus or the Disclosure Package shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission and no challenge by the Commission shall be pending to the accuracy or adequacy of Registration Statement, the Prospectus or the Disclosure Package or any document incorporated by reference in the foregoing documents; any request of the Commission for inclusion of additional information in the Registration Statement, the Prospectus or the Disclosure Package or otherwise shall have been withdrawn or complied with; and after the date of any Terms Agreement (and prior to the Settlement Date for the Securities referred to therein) the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package (or any document incorporated by reference in the foregoing documents) without the consent of the Agent or Agents party thereto.

(b)            No order suspending the sale of the Securities in any jurisdiction designated by an Agent pursuant to Section 3(1) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

(c)            The Agents shall not have discovered and disclosed to the Company that the Registration Statement, the Prospectus or the Disclosure Package, each as amended or supplemented, contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)            On the Closing Date, the Agents shall have received from Hunton Andrews Kurth LLP, counsel for the Agents, such opinion and letter, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus and the Disclosure Package, each as amended or supplemented, and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

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(e)            On the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of Nathan Howard, Esq., General Counsel of the Company, in form and scope satisfactory to the Agents and their counsel, substantially to the effect set forth in Exhibit D hereto.

(f)            On the Closing Date, the Agents shall have received the opinion and letter, addressed to the Agents and dated the Closing Date, of Hogan Lovells US LLP, counsel to the Company, which opinion and letter shall be satisfactory in form and scope to counsel for the Agents, substantially to the effect set forth in Exhibit E-1 and Exhibit E-2 hereto.

(g)            The Company shall have furnished to the Agents on the Closing Date a certificate, dated the Closing Date, of its President, Chief Executive Officer, Vice President or Chief Financial Officer stating that: (i) the representations, warranties and agreements of the Company in Section 1 hereof are true and correct as of such Closing Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 5(a) and 5(b) hereof have been fulfilled, (ii) in his opinion, as of the effective date of the Registration Statement, the Registration Statement did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, if the certificate is being delivered pursuant to a Terms Agreement (as hereafter defined), as of the Applicable Time, the Disclosure Package did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus as of its date and as of the Closing Date did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, as amended or supplemented, there has not been any material adverse change in the condition, financial or other, or earnings of the Company, whether or not arising from transactions in the ordinary course of business, (iv) since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus but which has not been so set forth or incorporated by reference therein, (v) the Company has no material contingent obligations which are required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package and are not disclosed therein, (vi) no stop order suspending the effectiveness of the Registration Statement is in effect on such Closing Date and no proceedings for the issuance of such an order have been taken or to the knowledge of the Company are contemplated by the Commission on or prior to such Closing Date, (vii) there are no material legal proceedings to which the Company is a party or of which property of the Company is the subject which are required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package and are not disclosed therein and (viii) there are no material contracts to which the Company is a party which are required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package and are not disclosed therein.

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(h)            KPMG LLP (or successor independent public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations thereunder) shall have furnished to the Agents, at or prior to the Closing Date, a letter, addressed to the Agents and dated the Closing Date, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, substantially to the effect set forth in Exhibit F hereto.

(i)            There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities of the Company or generally on The New York Stock Exchange, (ii) a banking moratorium on commercial banking activities in New York declared by Federal or state authorities, (iii) any outbreak of hostilities involving the United States, any escalation of hostilities involving the United States, any attack on the United States or any act of terrorism in which the United States is involved, (iv) any major disruption in the settlement of securities in the United States or any other relevant jurisdiction or a declaration of a national emergency or war by the United States or (v) such a material adverse change in general economic, political or financial conditions domestically or internationally (or the effect of international conditions on the financial markets in the United States or the effect of conditions in the United States on international financial markets shall be such) the effect of which is, in any case described in clause (iv) or (v), in the judgment of the Purchasing Agent, to make it impracticable or inadvisable to proceed with the solicitation of offers to purchase or the purchase or delivery of the Securities on the terms and in the manner contemplated in the Prospectus; provided, however, that in the event that any Agent agrees to purchase Securities as a principal (whether pursuant to a Terms Agreement or otherwise) there shall not have occurred any of the foregoing subsequent to the date of such agreement.

(j)            Prior to the Closing Date, the Company shall have furnished to the Agents and to Hunton Andrews Kurth LLP, counsel to the Agents, such further certificates and documents as the Agents or counsel to the Agents may have reasonably requested prior to the Closing Date.

(k)            Subsequent to the execution of any Terms Agreement and prior to the Settlement Date: (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission in Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of any Agent, acting as principal, any applicable Terms Agreement) and all obligations of any Agent hereunder (or under any applicable Terms Agreement) may be canceled by any such Agent, insofar as this Agreement relates to such Agent at any time. Notice of such cancellation shall be given to the Company in writing, or by facsimile or telephone confirmed in writing. The provisions of Sections 3(c), 3(h), 4, 7, 8, 9, 13, 14 and 16 hereof shall survive any such cancellation.

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All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are on the date of delivery in the form and scope reasonably satisfactory to counsel for the Agents.

SECTION 6.         Additional Covenants of the Company. The Company covenants and agrees that:

(a)            Each acceptance by it of an offer for the purchase of Securities shall be deemed to be an affirmation to the Agent which procured the offer that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time for delivery to the Purchasing Agent of the Securities relating to such acceptance as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Prospectus and the Disclosure Package, as amended or supplemented).

(b)            Each time that (i) the Registration Statement, the Prospectus or the Disclosure Package shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Securities, a change in payment dates or similar changes), (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package, (iii) if requested in writing by the Agents, the Company files a Current Report on Form 8-K required by Section 2 or Section 4 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package or (iv) if requested in writing by any Agent prior to the offering of the Securities covered by a Terms Agreement, the Company accepts such Terms Agreement, the Company shall, within fifteen days of such amendment, supplement or filing, or, if applicable, such written request, furnish the Agents with a certificate of the President, Chief Executive Officer or Chief Financial Officer of the Company in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(g) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(g) modified as necessary to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended and supplemented to the time of delivery of such certificate; provided, however, that the Agents shall have no obligation to solicit offers to purchase the Securities until such certificate has been furnished to the Agents; provided, further, that, except if the Agents shall then hold any Securities acquired from the Company as principal (other than such Securities as shall have been held for a period of six months or more), no certificate need be given during any period in which the Agents have been instructed to or have suspended the solicitation and receipt of offers to purchase Securities but shall be required to be given before the Agents shall again be obligated to solicit offers to purchase the Securities.

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(c)            Each time that (i) the Registration Statement, the Prospectus or the Disclosure Package shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Securities, a change in payment dates or similar changes), (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package, (iii) if requested in writing by the Agents, the Company files a Current Report on Form 8-K required by Section 2 or Section 4 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package or (iv) if requested in writing by any Agent prior to the offering of the Securities covered by a Terms Agreement, the Company accepts such Terms Agreement, the Company shall, within fifteen days of such amendment, supplement or filing, or, if applicable, such written request, furnish the Agents and their counsel with a written opinion of the General Counsel of the Company, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(e) hereof, but modified, as necessary, to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended or supplemented to the time of delivery of such letter authorizing reliance); provided, further, that the Agents shall have no obligation to solicit offers to purchase the Securities until such opinion or letter, as applicable, has been furnished to the Agents; and provided, further, that, except if the Agents shall then hold any Securities acquired from the Company as principal (other than such Securities as each Agent shall have held for a period of six months or more), no opinion or certificate need be given during any period in which the Agents have been instructed to or have suspended the solicitation and receipt of offers to purchase Securities but shall be required to be given before the Agents shall again be obligated to solicit offers to purchase the Securities.

(d)            Each time that (i) the Registration Statement, the Prospectus or the Disclosure Package shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Securities, a change in payment dates or similar changes), (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package, (iii) if requested in writing by the Agents, the Company files a Current Report on Form 8-K required by Section 2 or Section 4 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package or (iv) if requested in writing by any Agent prior to the offering of the Securities covered by a Terms Agreement, the Company accepts such Terms Agreement, the Company shall, within fifteen days of such amendment, supplement or filing, or, if applicable, such written request, furnish the Agents and their counsel with a written opinion and letter of Hogan Lovells US LLP, counsel to the Company, addressed to the Agents and dated the date of delivery of such opinion and letter, in form satisfactory to the Agents, of the same tenor as the opinion and letter referred to in Section 5(f) hereof, but modified, as necessary, to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended or supplemented to the time of delivery of such opinion and letter; provided, however, that in lieu of such opinion and letter, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion and letter to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such prior opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended or supplemented to the time of delivery of such letter reauthorizing reliance); provided, further, that the Agents shall have no obligation to solicit offers to purchase the Securities until such opinion and letter has been furnished to the Agents; and provided, further, that, except if the Agents shall then hold any Securities acquired from the Company as principal (other than such Securities as shall have been held for a period of six months or more), no opinion or letter need be given during any period in which the Agents have been instructed to or have suspended the solicitation and receipt of offers to purchase Securities but shall be required to be given before the Agents shall again be obligated to solicit offers to purchase the Securities.

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(e)            Each time that (i) the Registration Statement, the Prospectus or the Disclosure Package shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Securities, a change in payment dates or similar changes), (ii) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package, (iii) if requested in writing by the Agents, the Company files a Current Report on Form 8-K required by Section 2 or Section 4 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package or (iv) if requested in writing by any Agent prior to the offering of the Securities covered by a Terms Agreement, the Company accepts such Terms Agreement, the Company shall, within fifteen days of such amendment, supplement or filing, or, if applicable, such written request, cause KPMG LLP (or successor independent public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations thereunder) to furnish the Agents a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(h) hereof, but modified to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that the Agents shall have no obligation to solicit offers to purchase the Securities until such letter has been furnished to the Agents; provided, further, that except if the Agents shall then hold any Securities acquired from the Company as principal (other than such Securities as shall have been held for a period of six months or more), no letter need be given during any period in which the Agents have been instructed to or have suspended the solicitation and receipt of offers to purchase Securities but shall be required to be given before the Agents shall again be obligated to solicit offers to purchase the Securities.

(f)            On request from time to time by any Agent, the Company will advise the Agents of the amount of Securities sold pursuant to this agreement.

(g)            Each time that the Company files an Annual Report on Form 10-K with the Commission that is incorporated by reference into the Prospectus or the Disclosure Package, the Company shall, if requested in writing by the Agents within two days after such filing, cause to be furnished within fifteen days of such filing, a written opinion and letter of Hunton Andrews Kurth LLP, counsel for the Agents, in form satisfactory to the Agents, of the same tenor as the opinion and letter referred to in Section 5(d) hereof, and the Company shall have furnished to such counsel such documents (which have not been previously provided) as they reasonably request for the purpose of issuing such opinion and letter; provided, however, that in lieu of such opinion and letter, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion and letter to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such prior opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package, each as amended or supplemented to the time of delivery of such letter reauthorizing reliance).

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SECTION 7.         Indemnification and Contribution.

(a)            By the Company. The Company shall indemnify and hold harmless the Agents (for purposes of this Section 7, the “Agents” shall be deemed to include the Agents and all subsidiaries and affiliates of the Agents to the extent such subsidiaries and affiliates are agents of the Company in accordance with the provisions of Section 2(a)) and each director or officer of an Agent, and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation or common law, and to reimburse the Agents and such directors, officers and controlling persons, as incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), the Statutory Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, if used within the period during which the Agent claiming indemnification is authorized to use the Prospectus, as provided hereunder, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished as herein stated in Section 7(e) hereof. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(b)            By the Agents. Each Agent severally and not jointly agrees, in the manner and to the same extent as set forth in Section 7(a) hereof, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, the directors of the Company and those officers of the Company who shall have signed the Registration Statement, with respect to any statement in or omission from the Registration Statement or in any amendment thereof or supplement thereto, the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in Section 7(e) hereof. The foregoing indemnity agreement shall be in addition to any liability which the Agents may otherwise have.

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(c)            General. Each indemnified party will, within 10 days after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this Section 7, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in this Section 7 or otherwise. Except as provided in the next succeeding sentence, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice in writing from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have been advised by such counsel that there are material legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

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(d)            Contribution. If the indemnification provided for in this Section 7 shall for any reason be unavailable to, or insufficient to hold harmless, an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the indemnified or indemnifying Agent or Agents on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the indemnified or indemnifying Agent or Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and an Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bears to the total discounts and commissions received by such Agent with respect to such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)            The Company acknowledges that (i) the second sentence of the first paragraph of text under the caption “Plan of Distribution” in the prospectus supplement dated October 27, 2023, (ii) the first sentence of the second paragraph of text under the caption “Plan of Distribution” in the prospectus supplement dated October 27, 2023 and (iii) the sixth paragraph of text under the caption “Plan of Distribution” in the prospectus supplement dated October 27, 2023, constitute the only information furnished in writing by you, as Agents, for inclusion therein, and you, as Agents, confirm that such statements are correct.

(f)            The respective indemnity and contribution agreements of the Company and the Agents contained in this Section 7, and the representations and warranties of the Company set forth in Section 1 hereof, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of an Agent or any such controlling person or the Company or any such controlling person, director or officer, and shall survive each delivery of and payment for any of the Securities, and any successor of any Agent or any such controlling person or of the Company, and any legal representative of any Agent, any such controlling person, director or officer, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

22

SECTION 8.         No Fiduciary Duty. The Company acknowledges and agrees that in connection with the offering and sale of the Securities or any other services the Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agents: (i) no fiduciary or agency relationship between the Company, on the one hand, and the Agents, on the other, exists; (ii) the Agents are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Agents, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Agents may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Agents and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Agents with respect to any breach of fiduciary duty in connection with the foregoing matters in this Section 8.

SECTION 9.         Representations and Warranties to Survive Delivery. All representations and warranties of the Company contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination or cancellation of this Agreement or any investigation made by or on behalf of an Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Securities.

SECTION 10.       Termination. This Agreement and any Terms Agreement may be terminated for any reason, at any time, by any party hereto upon the giving of one day’s written notice of such termination to the other parties hereto; provided, however, if such terminating party is an Agent, such termination shall be effective only with respect to such terminating party. The provisions of Sections 3(c), 3(h), 4, 7, 8, 9, 13, 14 and 16 hereof shall survive any such termination; provided, however, that if at the time of termination of this Agreement an offer to purchase Securities has been accepted by the Company but the time of delivery to the Purchasing Agent of such Securities has not occurred, the provisions of all of Section 1, Section 2, Section 3 and Section 5 shall also survive until the applicable Settlement Date. Without limiting the provisions of Section 7, in the event a proposed offering is not completed according to the terms of any Terms Agreement, an Agent will be reimbursed by the Company only for reasonable out-of-pocket accountable expenses actually incurred.

SECTION 11.       Reserved.

SECTION 12.       Reserved.

SECTION 13.       Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if received or transmitted by any standard form of telecommunication.

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Notices to the Agents shall be directed to them as follows:

if to InspereX LLC, to:

200 S. Wacker Drive, Suite 3400

Chicago, IL 60606

Attention: Michael Reichart

Tel: (312) 379-3715

if to Citigroup Global Markets Inc., to:

388 Greenwich Street

New York, NY 10013

Attention: Transaction Execution Group

Fax: (646) 291-5209

E-mail: TEG.NewYork@citi.com

if to RBC Capital Markets, LLC, to:

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

Attention: DCM Transaction Management/Scott Primrose

Tel: (212) 618-7706

if to Wells Fargo Clearing Services, LLC, to:

One North Jefferson Avenue

St. Louis, MO 63103

Attention: Julie Perniciaro

Tel: (314) 875-5000

Notices to the Company shall be directed to it as follows:

National Rural Utilities Cooperative Finance Corporation

20701 Cooperative Way

Dulles, VA 20166-6691

Attention:	Senior Vice President and Chief Financial Officer

SECTION 14.         Binding Effect; Benefits. This Agreement shall be binding upon each Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of any entity or entities deemed to be an “Agent” for the purposes of Section 7 and each director and officer of an Agent and each person or persons, if any, who control an Agent within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreements of the Agents contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any persons controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

24

SECTION 15.         Miscellaneous. (a) The term “business day” as used in this Agreement shall mean any day which is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions are generally authorized or obligated by law to close and on which the New York Stock Exchange, Inc. is open for trading.

(b)            Section headings have been inserted in this Agreement as a matter of convenience of reference only and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

SECTION 16.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

SECTION 17.         Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof.

The words “execution,” “executed,” “signed,” signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 18.         Recognition of the U.S. Special Resolutions Regimes.

(a)            In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

25

(b)            In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purpose of this Section 18, (A) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) the term “U.S Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

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If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,

by
/s/ Yu Ling Wang
Name: Yu Ling Wang
Title: Senior Vice President and Chief Financial Officer

Signature Page to InterNotes Agency Agreement

CONFIRMED AND ACCEPTED as of the date first above written:

InspereX LLC

by
/s/ George Holstead
Name: George Holstead
Title: President Fixed Income

CITIGROUP GLOBAL MARKETS INC.

by
/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

RBC CAPITAL MARKETS, LLC

by
/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

WELLS FARGO CLEARING SERVICES, LLC

by
/s/ Julie Perniciaro
Name: Julie Perniciaro
Title: Senior Vice President

Signature Page to InterNotes Agency Agreement

EXHIBIT A

Schedule of Payments

Except as otherwise agreed by the Company and the Purchasing Agent, the following discounts are payable as a percentage of the non-discounted price to public of each Security sold through the Purchasing Agent.

Term	Commission Rate
9 months to less than 18 months	0.300%
18 months to less than 24 months	0.425%
24 months to less than 30 months	0.550%
30 months to less than 42 months	0.825%
42 months to less than 54 months	0.950%
54 months to less than 66 months	1.250%
66 months to less than 78 months	1.350%
78 months to less than 90 months	1.450%
90 months to less than 102 months	1.550%
102 months to less than 114 months	1.650%
114 months to less than 126 months	1.800%
126 months to less than 138 months	1.900%
138 months to less than 150 months	2.000%
150 months to less than 162 months	2.150%
162 months to less than 174 months	2.300%
174 months to less than 186 months	2.500%
186 months to less than 198 months	2.600%
198 months to less than 210 months	2.700%
210 months to less than 222 months	2.800%
222 months to less than 234 months	2.900%
234 months to less than 30 years	3.000%
30 years or more	3.150%

A-1

EXHIBIT B

National Rural Utilities
Cooperative Finance Corporation

CFC INTERNOTES®

DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

CFC InterNotes®, due more than nine months from date of issue (the “Securities”) may be offered on a continuing basis by National Rural Utilities Cooperative Finance Corporation (the “Company”). The Securities will be offered by InspereX LLC (the “Purchasing Agent”), Citigroup Global Markets Inc., RBC Capital Markets, LLC and Wells Fargo Clearing Services, LLC (collectively, the “Agents”) pursuant to an Agency Agreement among the Company and the Agents dated as of the date hereof (the “Agency Agreement”) and one or more terms agreements substantially in the form attached to the Agency Agreement as Exhibit C (each a “Terms Agreement”). The Securities are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement. The Securities have been registered with the Securities and Exchange Commission (the “Commission”). The Securities are to be issued from time to time pursuant to an Indenture, dated as of December 15, 1987 (as supplemented by a First Supplemental Indenture dated as of October 1, 1990, and as it may be supplemented or amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”). Pursuant to the terms of the Indenture, U.S. Bank Trust Company, National Association also will serve as authenticating agent, issuing agent and paying agent.

Unless otherwise agreed by the Agents and the Company, Securities will be purchased by the Purchasing Agent as principal as set forth herein. Such purchases will be made in accordance with terms agreed upon by the Purchasing Agent and the Company (which terms, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by the Agents and mailed, faxed or e-mailed to the Company).

Each tranche of Securities will be issued in book-entry form only and represented by one or more fully registered global securities without coupons (each, a “Global Security”) held by the Trustee, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC. Each Global Security will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Agency Agreement). Owners of beneficial interests in a Global Security will be entitled to physical delivery of Securities issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Capital Markets Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Securities and the details of their delivery.

B-1

Securities will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Securities, the Indenture, the Agency Agreement or information set forth in the Prospectus (as defined in the Agency Agreement) and the Pricing Supplement (together referred to herein as the “Prospectus”), the relevant provisions of the Securities, the Indenture, the Agency Agreement and the information set forth in the Prospectus and the Disclosure Package shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agency Agreement, the Prospectus (as amended or supplemented), the Disclosure Package, or in the Indenture.

Administrative Procedures for Securities

In connection with the qualification of Securities for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated November 8, 2004 and a Medium-Term Security Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) dated November 6, 2003 and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent. Securities for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Securities.” Securities for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Securities.”

Maturities:	Each Security will mature on a date (the “Maturity Date”) more than nine months after the date of delivery by the Company of such Security. Securities will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity” when used with respect to any Security means the date on which the outstanding principal amount of such Security becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:

All Securities having the same terms will be represented initially by a single Global Security. Each Global Security will be dated and issued as of the date of its authentication by the Trustee.

Each Global Security will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Securities subsequently issued upon transfer, exchange or substitution of an original Security regardless of their dates of authentication.

B-2

Identification Numbers:	The Trustee, on behalf of the Company, has received from the CUSIP Service Bureau of S&P Global Market Intelligence, a division of S&P Global Inc. (the “CUSIP Service Bureau”), one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Securities. The Trustee, on behalf of the Company, will provide the Purchasing Agent and DTC with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. The Trustee, on behalf of the Company, will reserve additional CUSIP numbers when necessary for assignment to Global Securities and will provide the Purchasing Agent and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, Global Securities will be issued only in fully registered form without coupons. Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture by the Trustee. The beneficial owner of a Security (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Security, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Security in the account of such Participants. The ownership interest of such beneficial owner in such Security will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Global Security will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:	The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Securities outstanding on such date that represent Securities having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Securities of the same series and tenor under the Indenture; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Securities, on which such Global Securities shall be exchanged for a single replacement Global Security; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Security will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (See “Denominations” below).

B-3

Denominations:	Unless otherwise agreed by the Company, Securities will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Securities will be denominated in principal or face amounts not in excess of $500,000,000 or any other limit set by the DTC (the “Permitted Amount”). If one or more Securities having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each Permitted Amount principal or face amount of such Security or Securities and an additional Global Security will be issued to represent any remaining principal amount of such Security or Securities. In such case, each of the Global Securities representing such Security or Securities shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Security will be issued at the percentage of principal amount specified in the Prospectus relating to such Security.

Interest:	General. Each Security will bear interest at either a fixed rate or a floating rate. Interest on each Security will accrue from the Issue Date of such Security for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Security will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Fixed Rate Security occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month) or on the date of redemption or repayment if a Security is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option. Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day, except that in the case of a Floating Rate Security for which the interest rate basis is Compounded SOFR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day, and no interest shall accrue as a result of any such delayed payment; provided, however, that the full amount due on such Interest Payment Date shall be paid on the immediately preceding day Business Day.

B-4

Each pending deposit message described under Settlement Procedure “C” below will be routed to S&P Global Ratings, a division of S&P Global Inc., which will use the message to include certain information regarding the related Securities in the appropriate daily bond report published by S&P Global Ratings, a division of S&P Global Inc.

Each Security will bear interest from, and including, its Issue Date at the rate, or in accordance with the interest rate basis, set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full.

Unless otherwise specified in the applicable Pricing Supplement, interest on each Security will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Security is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Security is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

The interest rates the Company will agree to pay on newly-issued Securities are subject to change without notice by the Company from time to time, but no such change will affect any Securities already issued or as to which an offer to purchase has been accepted by the Company.

B-5

Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for a Security that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Security is issued; in the case of a Security that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Security is issued; in the case of a Security that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Security is issued; in the case of a Security that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Security is issued. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurred, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Each payment of interest on a Security shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date, Maturity Date or date of redemption or repayment, as the case may be.

B-6

Calculation of Interest:

Fixed Rate Securities. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Securities (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Securities. Interest rates on Floating Rate Securities will be determined as set forth therein and in the Prospectus. Interest on Floating Rate Securities, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a CMT Rate Security, a Treasury Rate Security, or a floating rate security for which the CMT Rate or the Treasury Rate is an applicable base rate, interest will be calculated on the basis of the actual number of days in the year.

For purposes of Floating Rate Securities calculated using Compounded SOFR (the “SOFR Securities”), unless otherwise indicated in the applicable Pricing Supplement, Compounded SOFR will be determined by a calculation agent named therein (the “Calculation Agent”) in accordance with the following provisions:

Unless specified otherwise in the applicable Pricing Supplement, the amount of interest accrued and payable on SOFR Securities for each interest period will be equal to the product of (i) the outstanding principal amount of such SOFR Securities multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. In no event will the interest on SOFR Securities be less than zero.

Compounded SOFR

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” is for periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value is two United States Government Securities Business Days (as defined below) before the initial issue date;

“SOFR IndexEnd” is the SOFR Index value on the Interest Payment Determination Date relating to the applicable interest payment date (or, in the final interest period, relating to the maturity date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR:

“Interest Payment Determination Date” means the date that is two United States Government Securities Business Days before each interest payment date (or, in the final interest period, before the maturity date).

“Observation Period” means, in respect of each interest period, the period from, and including, the date that is two United States Government Securities Business Days preceding the first date in such interest period to, but excluding, the date that is two United States Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date).

“SOFR Index” means, with respect to any United States Government Securities Business Day:

(1)    the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such United States Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)    if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“United States Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Notwithstanding the above, if the Company or its Designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the SOFR Securities.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the SOFR Securities will be an annual rate equal to the sum of the Benchmark Replacement and the Spread specified in the applicable Pricing Supplement.

SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding United States Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of a Benchmark Transition Event

Benchmark Replacement. If the Company (or its Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR Securities in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this subsection “Effect of a Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, (i) will be conclusive and binding absent manifest error, (ii) if made by the Company, will be made in its sole discretion or if made by the Company’s Designee, will be made after consultation with the Company and such Designee will not make any such determination, decision or election to which the Company objects, and, (iii) notwithstanding anything to the contrary in the transaction documents (including the applicable Pricing Supplement, the prospectus supplement, and the accompanying prospectus) relating to the SOFR Securities, shall become effective without consent from the holders of the SOFR Securities or any other party.

For purposes of this subsection “—Effect of a Benchmark Transition Event,” the following terms have the following meanings:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)   the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)    the sum of: (a) the ISDA Fallback Rate (as defined below) and (b) the Benchmark Replacement Adjustment; and

(3)   the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate debt securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)     the Spread adjustment, or method for calculating or determining such Spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below);

(2)      if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)      the Spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted Spread adjustment, or method for calculating or determining such Spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate debt securities at such time.

The Benchmark Replacement Adjustment shall not include the Spread specified in the applicable Pricing Supplement and such Spread shall be applied to the Benchmark Replacement to determine the interest payable on the SOFR Securities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the SOFR Securities, in each case that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)      in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)     a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)     a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)     a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the Spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Business Day:	“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any day which is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions are generally authorized or obligated by law to close and on which the New York Stock Exchange, Inc. is open for trading.

Payments of Principal and Interest:

Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by S&P Global Ratings, a division of S&P Global Inc. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment”.

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Security representing Securities maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Security on or about the fifth Business Day preceding the Maturity Date of such Global Security. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Security, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment”. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Security and all other Securities represented by such Global Security, the Trustee will cancel and destroy such Global Security in accordance with the Indenture and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Securities to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Security on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Securities to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Security will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Security.

Purchase of Securities by the Purchasing Agent:	Unless otherwise agreed by the Agents and the Company, Securities offered from time to time by the Company will be purchased by the Purchasing Agent as principal for subsequent resale to the Agents and Selected Dealers party to a Master Selected Dealer Agreement.

Acceptance and Rejection of Orders:

Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Securities and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will, at the conclusion of the offering period, promptly advise the Company by telephone of all offers to purchase Securities received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Securities will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Securities of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Security is accepted by or on behalf of the Company, the Purchasing Agent will use its reasonable best efforts to send by email or telecopy a draft Pricing Supplement (substantially in the form attached to the Agency Agreement as Exhibit G) to the Company reflecting the terms of such Security by 2:00 p.m. (New York City time) on the applicable Trade Day. The Company shall use its reasonable best efforts to deliver any comments to such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee by 4:00 p.m. (New York City time) on the applicable Trade Day. The Company will file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. (New York City time) on the Business Day immediately following the applicable Trade Day and no earlier than the earlier of (i) 5:00 p.m. (New York City time) on the applicable Trade Date or (ii) such time after which the Purchasing Agent shall have incorporated the comments of the Company, if any, to the Pricing Supplement), to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Security and the Trustee at the following applicable address:

if to InspereX LLC, to: 200 S. Wacker Drive Suite 3400 Chicago, IL 60606 Attention: Michael Reichart Tel: (312) 379-3715
if to Citigroup Global Markets Inc., to: Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Attention: Transaction Execution Group Fax: (646) 291-5209 E-mail: TEG.NewYork@citi.com if to RBC Capital Markets, LLC, to: Brookfield Place 200 Vesey Street New York, New York 10281 Attention: Transaction Management/Scott Primrose Tel: (212) 618-7706
if to Wells Fargo Clearing Services, LLC, to: One North Jefferson Avenue St. Louis, MO 63103 Attention: Julie Perniciaro Tel: (314) 875-5000

and if to the Trustee, to: U.S. Bank Trust Company, National Association 100 Wall Street 16th Floor New York, NY 10005 Telephone: (212) 951-8561 Telecopier: (212) 509-3384
For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to:
Hunton Andrews Kurth LLP 200 Park Avenue New York, NY 10166 Attention: Michael F. Fitzpatrick, Jr. Telephone: (212) 309-1071 Telecopier: (212) 309-1836

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Agency Agreement and the Master Selected Dealer Agreement, will cause to be timely delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Securities from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed by those in possession thereof.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:

The Agents will deliver a Prospectus and Pricing Supplement herein described with respect to each Security sold by it.

For each offer to purchase a Security accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Security, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company.

In addition, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Securities the Prospectus (including the Pricing Supplement) in relation to such Securities prior to or simultaneously with delivery of the confirmation of sale or delivery of the Security.

Settlement:	The receipt of immediately available funds by the Company in payment for Securities and the authentication and issuance of the Global Security representing such Securities shall constitute “Settlement” with respect to such Security. All orders accepted by the Company will be settled two Business Days thereafter pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on another specified date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	Settlement Procedures with regard to each Security sold by an Agent shall be as follows:

A. After the acceptance of an offer by the Company with respect to a Security, the Purchasing Agent will communicate the following details of the terms of such offer (the “Security Sale Information”) to the Company in writing or by facsimile transmission, email or other written means acceptable to the Company:

1. Principal amount of the purchase;

2. In the case of a Fixed Rate Security, the interest rate or, in the case of a Floating Rate Security, the interest rate basis, initial interest rate (if known at such time), Index Maturity, Interest Reset Period and Interest Reset Dates (if any), Spread and/or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any);

3. Interest Payment Frequency;

4. Settlement Date;

5. Maturity Date;

6. Price to Public;

7. Purchasing Agent’s commission determined pursuant to Section 2(b) of the Agency Agreement;

8. Net proceeds to the Company;

9. Trade Date;

10. If a Security is redeemable by the Company or repayable at the request of the Securityholder, such of the following as are applicable:

11. (i)	The date on and after which such Security may be redeemed/repaid (the “Redemption/ Repayment Commencement Date”),

(ii) Initial redemption/repayment price (% of par), and

(iii) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

12. Whether the Security has a Survivor’s Option;

13. DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Security; and

14. Such other terms as are necessary to complete the applicable form of Security.

B. The Company will confirm the previously assigned CUSIP number to the Global Security representing such Security and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Security is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Security, and the Global Security representing such Security, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Security representing such Security, the aggregate principal amount of all Securities issued under the Indenture will not exceed the aggregate principal amount of Securities authorized for issuance at such time by the Company.

C. The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

1. The information received in accordance with Settlement Procedure “A”.

2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

3. Identification as a Fixed Rate Security or a Floating Rate Security.

4. The initial Interest Payment Date for such Security, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

5. The CUSIP number of the Global Security representing such Securities.

6. The frequency of interest.

7. Whether such Global Security represents any other Securities issued or to be issued (to the extent then known).

D. DTC will credit such Security to the participant account of the Trustee maintained by DTC.

E. The Trustee will complete and deliver a Global Security representing such Security in a form that has been approved by the Company, the Agents and the Trustee.

F. The Trustee will authenticate the Global Security representing such Security and maintain possession of such Global Security.

G. The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Security to the Trustee’s participant account and credit such Security to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Security less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

H. The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Security to the Purchasing Agent’s participant account and credit such Security to the participant accounts of the Participants to whom such Security is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Security less the agreed upon commission so credited to their accounts.

I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J. The Trustee will credit to an account specified by the Company funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

K. The Trustee will send a copy of the Global Security representing such Security by first-class mail to the Company.

L. Each Agent and Selected Dealer will confirm the purchase of each Security to the purchaser thereof either by transmitting to the Participant to whose account such Security has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented (including the related Pricing Supplement) must accompany or precede such confirmation.

M. On a day that is a Business Day, the Trustee will send, by facsimile or electronic transmission, to the Company a statement setting forth the principal amount of Securities outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:

In the event of a purchase of Securities by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Agency Agreement.

Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement:	Procedure	Time

	A	2:00 p.m.on the Trade Day.
	B	12:00 p.m.on the Business Day following the Trade Day.
	C	2:00 p.m.on the Business Day before the Settlement Date.
	D	10:00 a.m.on the Settlement Date.
	E	12:00 p.m.on the Settlement Date.
	F	12:30 p.m.on the Settlement Date.
	G-I	2:00 p.m.on the Settlement Date.
	J-L	2:30 p.m.on the Settlement Date.
	M	Weekly or at the request of the Company.

The Prospectus as most recently amended or supplemented (including the related Pricing Supplement) must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Security is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Security pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Security to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Securities having the same terms and having a principal amount that is at least equal to the principal amount of such Security to be debited. If withdrawal messages are processed with respect to all the Securities issued or to be issued represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Securities and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security. If the purchase price for any Security is not timely paid to the Participants with respect to such Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Agency Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Securities that were to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures “D” and “E”, for the authentication and issuance of a Global Security representing the other Securities to have been represented by such Global Security and will make appropriate entries in its records.

Suspension of Solicitation; Amendment or Supplement:

Subject to the Company’s representations, warranties and covenants contained in the Agency Agreement as they relate to prior solicitations or sales of Securities, the Company may instruct the Purchasing Agent to instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Securities. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Purchasing Agent, the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any management which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Purchasing Agent and the Agents and furnish the Purchasing Agent and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agreement. Subject to the provisions of the Selling Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Securities. The Company will provide the Purchasing Agent and the Trustee with copies of any such supplement, and confirm to the Purchasing Agent that such supplement has been filed with the SEC.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Securities. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

APPENDIX TO EXHIBIT B

National Rural Utilities Cooperative Finance Corporation
Survivor’s Option Checklist

CFC InterNotes (“Note” or “Notes”) may contain a provision that permits repayment of a Note prior to its stated maturity, due to the death of the beneficial owner of such Note (the “Survivor’s Option”). The exercise of the Survivor’s Option shall be conducted in the following manner:

1.            The authorized representative of the deceased beneficial owner of the Note must provide the following to the appropriate broker or other entity through which the beneficial interest in the Note is held by the deceased beneficial owner:

a.            A written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

b.            Appropriate evidence satisfactory to the Company and the Trustee (i) that the deceased was the beneficial owner of the Note at the time of death and his or her interest in the Note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (ii) that the death of the beneficial owner has occurred, (iii) of the date of death of the beneficial owner, and (iv) that the representative has authority to act on behalf of the beneficial owner;

c.            If the interest in the Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Company and the Trustee from the nominee attesting to the deceased’s beneficial ownership of such Note;

d.            A written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

e.            If applicable, a properly executed assignment or endorsement;

f.            Tax waivers and any other instruments or documents that the Company or the Trustee reasonably require in order to establish the validity of the beneficial ownership of the Note and the claimant’s entitlement to payment; and

g.            Any additional information that the Company or the Trustee reasonably require to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make an election and to cause the repayment of the Note.

2.            In turn, the broker or other entity will deliver each of these items to the Trustee, together with evidence satisfactory to the Company and the Trustee from the broker or other entity stating that it represents the deceased beneficial owner.

3.            The broker or other entity will be responsible for disbursing payments received from the Trustee to the authorized representative.

4.            Forms for the exercise of the Survivor’s Option (“Election Form”), may be obtained from the Trustee at:

U.S. Bank National Association

100 Wall Street - Suite 1600

New York, NY 10005

Attention: Wendy Kumar

(212) 951-8561

5.            Upon receipt of an Election Form, the Trustee shall:

a.            Verify that the documents listed in Section 1 above have been received by the Trustee, and are in proper order;

b.            Verify the Original Issue Date for the Notes being submitted for repayment;

c.            Update its records to reflect that the Notes have been repaid;

d.            Submit a copy of the Election Form to the Company (to the attention of Capital Markets Funding) by facsimile at (703) 467-5650; and

e.            The Company will confirm its authorization of the redemption by submitting a notice to the Trustee by facsimile. The Trustee in turn will notify DTC that the Company has authorized the redemption of the Notes. Such notice should be sent to the attention of Roy Scarpula by facsimile at (212) 855-7206.

6.            The exercise of the Survivor’s Option is subject to the following conditions:

a.            The beneficial owner, or the estate of the beneficial owner, must have owned the Notes submitted for repayment at least six months prior to the request to exercise the Survivor’s Option;

b.            The Company may limit the aggregate principal amount of Notes as to which the Survivor’s Option may be exercised in any calendar year on behalf of any individual deceased beneficial owner of Notes to $250,000;

c.            The Company will permit the exercise of Survivor’s Options only in principal amounts of $1,000 and multiples of $1,000;

d.            The Company may limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option may be accepted by the Company in any calendar year, to the greater of $2,000,000 or 2% of the principal amount of all CFC InterNotes outstanding as of December 31 of the most recently completed calendar year;

e.            Notes accepted for repayment through the exercise of a Survivor’s Option will normally be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if interest pays monthly on January 15, 2005 and a Survivor Option is accepted on the January 2, 2005 the holder will not get paid until the next interest payment date since the acceptance is less than 20 days prior to the payment date; and

f.            An otherwise valid election to exercise the Survivor’s Option may not be withdrawn.

EXHIBIT C

TERMS AGREEMENT

________________, 202_

National Rural Utilities Cooperative Finance Corporation

20701 Cooperative Way

Dulles, VA 20166-6691

Attention: J. Andrew Don

Subject in all respects to the terms and conditions of the Agency Agreement dated October 27, 2023, among National Rural Utilities Cooperative Finance Corporation, InspereX LLC as Lead Manager and Lead Agent, and the other Agents named therein, the undersigned agrees to purchase the following aggregate principal amount of CFC InterNotes as identified on Schedule A hereto:

$_________________

The terms of such Securities shall be as follows:

CUSIP Number: _________

Price to Public: _________%

Agent’s Concession: _________%

Net Proceeds to Issuer: $________

Maturity Date: ________

Settlement Date, Time and Place:_______
Interest Rate or Method of Determining:

Fixed Rate Security: _________

Interest Payment Frequency: _________

Regular Record Dates: _________

Floating Rate Security: _________

If Benchmark Replacement:

(i)            Designated Benchmark Replacement Page:

(ii)            Designated Benchmark Replacement Currency:

If CMT Rate:

(i)            Designated CMT Reuters Page:

(ii)            Designated CMT Maturity Index:

Initial Interest Rates: _________

Spread, if any: _________

Spread Multiplier, if any: _________

Interest Reset Date(s): _________

Interest Payment Date(s): _________

Record Dates: _________

Index Maturity: _________

Maximum Interest Rate, if any: _________

Minimum Interest Rate, if any: _________

Calculation Agent: _________

Survivor’s Option ☐ Yes ☐ No

Amortizing Securities: ☐ Yes ☐ No

Indexed Securities: ☐ Yes ☐ No

Optional Redemption/Repayment, if any: ________

Initial Redemption/Repayment Date[s]: ________

Redemption/Repayment Price: Initially ___% of Principal Amount and declining by __% of the Principal Amount on each anniversary of the Initial Redemption/Repayment Date until the Redemption/Repayment Price is 100% of the Principal Amount.

Other terms and conditions agreed to by the Purchasing Agent and the Company, if any:

InspereX LLC,

By:
Title:

ACCEPTED

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:
Title:

TERMS OF THE SECURITIES APPROVED

By:

[Chief Executive Officer or Chief Financial Officer]

SCHEDULE A

Terms Agreement dated ________________, 202_

NATIONAL RURAL UTILITIES

COOPERATIVE FINANCE CORPORATION

Agent	$[ ] Principal Amount of InterNotes to be Purchased
InspereX LLC	$
Citigroup Global Markets Inc.
RBC Capital Markets, LLC
Wells Fargo Clearing Services, LLC
Total	$

EXHIBIT G

Form of Pricing Supplement

Pricing Supplement Dated:_________	Rule 424(b)(3)
(To Prospectus Supplement Dated	File No. 333-275151

October 24, 2023 and Prospectus Dated

October 27, 2023

Pricing Supplement No. ____________________

U.S. $
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
CFC INTERNOTES®
DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE

__________________________________________

Trade Date: __________________

Issue Date: __________________

Joint Lead Managers: __________

Agents: ____________________

__________________________________________

CUSIP	PRINCIPAL AMOUNT	SELLING PRICE	GROSS CONCESSION	NET PROCEEDS		INTEREST RATE OR INTEREST RATE BASIS

SPREAD (if floating rate)	INDEX MATURITY (if floating rate)	INITIAL INTEREST RATE (if floating rate)	INTEREST RESET DATES (if floating rate)	MAXIMUM INTEREST RATE (if floating rate)	MINIMUM INTEREST RATE (if floating rate)	DAY COUNT BASIS (if floating rate)

G-1

INTEREST PAYMENT FREQUENCY	MATURITY DATE	1ST INTEREST PAYMENT DATE	SURVIVOR’S OPTION	REDEMPTION OR REPAYMENT YES/NO	REDEMPTION REPAYMENT TERMS

Other Terms:

G-2